                                                             EXHIBIT 23.1(a)

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-1 Registration Statement on Form S-3 of U.S. Office Products Company of our reports as of the dates and the related financial statements of the companies listed below which appear in the Current Reports on Form 8-K dated July 16, 1996 and September 23, 1996 and in the Registration Statement on Form S-4 (333-1928) dated March 28, 1996 of U.S. Office Products Company. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


         Company                                 Date

U.S. Office Products Company                     May 31, 1996, except as
                                                 to the third paragraph of
                                                 Note 3, which is as of  July
                                                 27, 1996 and Note 15 which
                                                 is as of July 10, 1996

Raleigh Office Supply Company, Inc.              March 8, 1996
Emmons-Napp Office Products, Inc.--
   Commercial Division                           May  15 , 1996
The Office Furniture Store, Inc.                 August 16, 1996
David's Office Supply                            July 10, 1996
Carolina Office and Equipment Company            July 10, 1996
Mark's Office Furniture                          June 25, 1996
McWhorter Stationery Company, Inc.               July 12, 1996
WBT Holdings, Inc. dba Office
   Furniture Distributors                        July 1, 1996
Mile High Office Supply Company, Inc.            July 27, 1996
Copenhaver Holdings, Inc. And Subsidiary         August 31, 1995


PRICE WATERHOUSE LLP
Minneapolis, Minnesota
September 30, 1996